UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

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the Securities Exchange Act of 1934

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PEOPLES FINANCIAL CORPORATION

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS GIVEN that, pursuant to a call of its Board of Directors, a Special Meeting of Shareholders of Peoples Financial Corporation (the "Company" or the “Corporation”) will be held in The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, on March 10, 2021, at 6:30 P.M., local time, for the purpose of considering and voting upon the following matters:

1.	Amending the Articles of Incorporation of the Company to eliminate cumulative voting in the election of directors.
2.	Amending the Articles of Incorporation of the Company to add exculpatory and indemnification provisions for directors and officers of the Company.
3.	Approving the adjournment of the meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the above proposals.
4.	Transaction of such other business as may properly come before the meeting or any adjournments thereof.

Only those shareholders of record at the close of business on February 3, 2021, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof. For those that attend the meeting, attendees will be strongly encouraged to observe applicable public health guidance with respect to COVID-19, including wearing masks and socially distancing.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on March 10, 2021

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Special Meeting and form of Proxy, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Special Meeting, Proxy Statement and the form of Proxy are available at the following website address:

https://www.shareholderaccountingsoftware.com/tspweb/peoples/pxsignon.asp. In accordance with the SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY ALSO MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY EXECUTION OF A SUBSEQUENTLY DATED PROXY.

By Order of the Board of Directors

Chevis C. Swetman

 Chairman, President and Chief Executive Officer

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

I. General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Peoples Financial Corporation (the "Company") of Proxies for a Special Meeting of Shareholders (the "Special Meeting") to be held in The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, on March 10, 2021, at 6:30 P.M., local time, and any adjournment thereof, for the purposes stated in the foregoing Notice of Special Meeting of Shareholders. For those that attend the Special Meeting, attendees will be strongly encouraged to observe applicable public health guidance with respect to COVID-19, including wearing masks and socially distancing. The mailing address of the principal executive offices of the Company is P.O. Box 529, Biloxi, Mississippi 39533-0529. The Notice of Special Meeting, Proxy Statement, and form of Proxy will be mailed to shareholders of record on or about February 11, 2021.

Shareholders of record of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), at the close of business on February 3, 2021 (the "Record Date"), are entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof. On the Record Date, the Company had outstanding 4,878,557 shares of Common Stock entitled to vote at the Special Meeting. A majority of the outstanding shares constitutes a quorum. Each share of Common Stock entitles the holder thereof to one vote on each matter presented at the Special Meeting for shareholder approval. Assuming a quorum at the Special Meeting, the affirmative vote of a majority of the voting power present, in person or by proxy, of holders of the Common Stock is required for approval of Proposals 1 and 2. Action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions, which include broker non-votes, are counted for purposes of determining a quorum, but are otherwise not counted and have no effect on the outcome of the matters to be voted upon. The Board unanimously recommends that shareholders vote “FOR” the approval of Proposal 1 and Proposal 2.

The Board is also soliciting proxies to grant discretionary authority to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in favor of the approval of Proposal 1 and/or Proposal 2. Assuming a quorum at the Special Meeting, the affirmative vote of a majority of the voting power present, in person or by proxy, of holders of the Common Stock is required for the approval of the proposal to adjourn the Special Meeting.  Action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action.  Abstentions, which include broker non-votes, are counted for purposes of determining a quorum, but are otherwise not counted and have no effect on the outcome of the matters to be voted upon. The Board unanimously recommends that shareholders vote “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 and/or Proposal 2.

Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his or her Proxy (l) by revoking it in person at the Special Meeting, (2) by written notification to the Secretary of the Company which is received prior to the exercise of the Proxy, or (3) by a subsequent Proxy presented to the Company prior to the exercise of the Proxy. All properly executed Proxies, if not revoked, will be voted as directed. If the shareholder does not direct to the contrary, the shares will be voted "FOR" Items 1, 2 and 3 described in the Notice of Special Meeting of Shareholders. Solicitation of Proxies will be primarily by mail. Officers, directors, and employees of The Peoples Bank (the "Bank") also may solicit Proxies personally. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for the expense of transmitting Proxy materials. The cost of soliciting Proxies will be borne by the Company.

If a shareholder marks “ABSTAIN” on the shareholder’s Proxy, fails to submit a Proxy or vote in person at the Special Meeting or fails to instruct the shareholder’s bank, broker or other nominee how to vote with respect to Proposal 1, 2 or 3, the shareholder will not be deemed to have cast a vote with respect to Proposal 1 or 2, and it will have no effect on Proposals 1 or 2.

If you hold your Common Stock through a broker, the broker may be prevented from voting shares held in your brokerage account (a “broker non-vote”) unless you have given the broker voting instructions.  A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter.  The rules of the New York Stock Exchange determine whether matters presented at a shareholder meeting are “routine” or “non-routine” in nature.  Proposal 1 and Proposal 2 to be considered at the Special Meeting are “non-routine” matters.  If you hold your Common Stock through a broker and do not instruct your broker how to vote your shares on Proposal 1 and Proposal 2, no votes will be cast on your behalf for either or both of these proposals at the Special Meeting.  On the other hand, Proposal 3, the adjournment proposal, is considered to be a “routine” matter.  If your broker does not receive instructions on how to vote your shares on Proposal 3, the broker will have discretion to vote the shares.

The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the Special Meeting. If other matters do come before the Special Meeting as to which this Proxy confers discretionary authority, the person named in the accompanying Proxy or his or her substitute will vote the shares represented by such Proxy in accordance with the direction of a majority of the Board of Directors.

II. Proposed Amendments to Articles of Incorporation

Introduction and Background

In 2019, the Company and its wholly owned bank subsidiary, The Peoples Bank, Biloxi, Mississippi (the “Bank”), through the Executive Strategic Oversight Committee of the Bank (“ESOC”), began efforts to adopt a comprehensive strategic plan for the Company and the Bank (the “Strategic Plan”). In a set of resolutions adopted by the Board of the Company in 2019, the Board resolved that, once the Strategic Plan was finalized by ESOC and approved by the Bank’s board of directors, the Board would carefully consider the Strategic Plan, including the anticipated impact it could have on the future performance of the Company, and approve the Strategic Plan for adoption by the Company should it be found sufficient to maximize shareholder value over the long-term. The Strategic Plan was finalized by ESOC and approved by the Bank’s board of directors in November, 2019, but due to the numerous challenges of 2020, including the worldwide COVID-19 pandemic and the operational impediments it has presented, the Board of the Company did not have the opportunity to consider the Strategic Plan’s contents for approval by the Company until recently.

In December, 2020, the Board of the Company authorized the Company’s Audit Committee to examine the Strategic Plan and, after considering the elements of the Strategic Plan, the Bank’s progress toward its goals in 2020, the unforeseen and unique challenges posed to the Bank in 2020, and the prospects for the Bank meeting the Strategic Plan’s goals going forward, make a recommendation to the Board with respect to the following: (i) whether or not the Strategic Plan should be approved by the Board as the best way to maximize Company shareholder value over the foreseeable future as reasonably determined by the Audit Committee and the Board; (ii) what alternative strategies, if any, should be considered in addition to those stated in the Strategic Plan; and (iii) if the Strategic Plan is sufficient to maximize Company shareholder value, what other changes with respect to the Company’s governing documents may be necessary or appropriate to place the Company in a better position to pursue the strategic goals stated in the approved Strategic Plan.

Pursuant to recommendations made by the Audit Committee as a result of that charge, the Board of the Company, at a meeting held in January 2021, approved the Strategic Plan with slight revisions made for the purposes of implementation by the Company and, in order to place the Company in a better position to pursue the strategic goals stated in the Strategic Plan, approved certain amendments to the Company’s Bylaws and Articles of Incorporation (“Articles”), along with the calling of the Special Meeting for the required shareholder approval of the proposed amendments to the Articles of the Company. The Bylaw amendments made pursuant to the Board’s approval in January 2021, were announced in a Current Report on Form 8-K filed by the Company on January 27, 2021.

Therefore, upon recommendation from its Audit Committee, the Board of the Company is proposing amendments to the Articles of the Company to update the Articles and allow the Company to more effectively pursue the goals of the Strategic Plan adopted by the Board, within the parameters of current financial industry considerations and to allow the Board and management additional flexibility in dealing with potential challenges to successful operation of the Company under its governance structure. Set forth below are the changes proposed to be made to the Articles.

Proposal 1: Amending the Articles of Incorporation of the Company to eliminate cumulative voting in the election of directors.

The Amendment

On January 27, 2021, upon recommendation of the Audit Committee, the Board unanimously approved, subject to shareholder approval, an amendment to the Articles of the Company to eliminate cumulative voting for election of directors of the Company, by inserting a new Article ELEVENTH. The proposed addition of ARTICLE ELEVENTH is as follows:

ELEVENTH:     The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

Background: Reasons for the Amendment; Recommendation of the Board

The Company's shareholders currently are able to elect directors by a procedure called "cumulative voting.” Under Mississippi law, for entities incorporated prior to 2002, cumulative voting is present unless specifically eliminated in the Articles filed with the Mississippi Secretary of State. The Company was incorporated in 1984 and because the Company's Articles currently do not address cumulative voting, shareholders of the Company have the right to cumulatively vote in any election of directors. Cumulative voting enables a shareholder to cumulate votes for the election of a nominee by casting a number of votes for such nominee equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is entitled. The shareholder also may distribute his or her votes among two or more nominees on the same basis. This procedure allows a shareholder to cumulate his or her votes for one or more of the nominees for director, meaning that his or her votes may be cast for one or more of the nominees. For example, in an election of three directors, if a shareholder held one vote, the shareholder would have three votes. He or she could cast those three votes for one of the nominees, or cast two votes for one nominee and one vote for another, or cast one vote for each of the three nominees.

The Board believes this procedure is overly complicated to implement and seldom if ever used by shareholders and is no longer in the best interests of the Company and its shareholders. In addition:

●

A shareholder or group of shareholders holding a relatively small number of shares that cumulatively votes its shares in an election of directors could elect one or more directors whose loyalty may primarily be to the minority group responsible for their election rather than to the Company and all of its shareholders. This provides the minority with disproportionate influence in director elections and could facilitate the advancement of special interests of a minority of shareholders at the expense of the general interests of all shareholders. The Board believes that each director is responsible to, and should represent the interests of, all shareholders as opposed to a minority shareholder group that may have special interests and goals inconsistent with those of the majority of shareholders.

●

The election of directors who view themselves as representing a particular minority shareholder group could result in partisanship and discord on the Board, and may impair the ability of the directors to act in the best interests of the Company and all its shareholders.

●

The Company’s directors are elected annually. When cumulative voting is coupled with the annual election of directors, the potential for a minority shareholder to take disruptive actions in opposition to the wishes of the holders of a majority of the shares voting is heightened, as compared to corporations with staggered boards.

●	We believe that cumulative voting rights do not exist at a substantial majority of public companies. Moreover we understand that many of our shareholders generally disfavor cumulative voting.

●

The administration of director elections under a cumulative voting procedure is complicated in practice and carries significant potential for confusion and delay. In addition, cumulative voting is seldom, if ever, used by Company shareholders. The Board would prefer the relative simplicity of a plurality voting standard for director elections.

Accordingly, the Board of Directors believes that cumulative voting is no longer in the best interests of the Company and its shareholders and unanimously recommends that elimination of cumulative voting is a prudent step that would institute a system of representational fairness in which each shareholder’s influence in director elections is proportionate to the number of shares owned by such shareholder.

Required Vote

The affirmative vote of a majority of the votes cast on the matter, assuming a quorum is present at the Special Meeting (in person or by proxy), is required for approval of this amendment to the Articles of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY.

Proposal 2: Amending the Articles of Incorporation of the Company to add exculpatory and indemnification provisions for directors and officers of the Company.

The Amendment

On January 27, 2021, upon recommendation of the Audit Committee, the Board unanimously approved, subject to shareholder approval, an amendment to the Articles of the Company to add Article TWELFTH to provide for robust exculpatory and indemnification provisions for the directors and officers of the Company. The proposed addition of ARTICLE TWELFTH is as follows:

TWELFTH:

(a) A director shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 79-4-8.33 of Mississippi Code of 1972, as amended; or (iv) an intentional violation of criminal law.

(b) Subject to the provisions of this ARTICLE TWELFTH, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (including any action by or in the right of the Corporation) (“Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such a Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such person has failed to meet the standard of conduct set forth in Miss. Code Ann. § 81-5-105 (1972, as amended), or would be adjudged liable to the Corporation in connection with a Proceeding by or in the right of the Corporation. Any indemnification under this ARTICLE TWELFTH shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section (a) and (b) of this ARTICLE TWELFTH, such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii) or (b) if a quorum of the Board of Directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate), (iv) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court.

(c) The Corporation upon request shall pay or reimburse any person who was or is a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for his or her reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as (1) such person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined by a judgment or other final adjudication that his or her acts or omissions did violate the applicable standard of conduct set forth in Section (a) or (b) of this ARTICLE TWELFTH, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the Corporation without reference to final ability to make repayment or to collateral and (2) a determination is made by any of the persons described in (i) through (iv) of Section (b) of this ARTICLE TWELFTH that the facts then known to those making the determination would not preclude indemnification under this ARTICLE TWELFTH. Such request need not be accompanied by the affirmation otherwise required by the Act.

(d) The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons may be entitled as a matter of law.

(e) The Board of Directors or shareholders of the corporation may adopt a policy for the indemnification of directors, officers, employees and agents of the corporation, as they from time to time see necessary or prudent in the best interest of the corporation.

(f) The corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying individuals to the extent that such indemnification is allowed in the preceding paragraphs. Such insurance may, but need not be, for the benefit of all directors, officers, or employees.

(g) The invalidity or unenforceability of any provision of this ARTICLE TWELFTH shall not in any way affect the remaining provisions hereof, which shall continue in full force and effect. Neither the amendment nor repeal of this ARTICLE TWELFTH, nor the adoption or amendment of any other provision of the Corporation's Bylaws or the Articles of Incorporation inconsistent with this ARTICLE TWELFTH, shall apply to or affect in any respect the applicability of this ARTICLE TWELFTH with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Background: Reasons for the Amendment; Recommendation of the Board

Article VI of the Company’s Bylaws currently provides the Company with the authority to indemnify the Company’s directors, officers and employees. Such a provision was part of the Company’s original Bylaws adopted in 1985, and it remained unchanged until it was amended to be consistent with the proposed ARTICLE TWELFTH at the meeting of the Company’s Board on January 27, 2021. Subsequent to the Company’s formation, Mississippi law was amended to provide mandatory exculpation and indemnification for bank and bank holding company directors and officers in the performance of their duties except in limited circumstances, some of which require inclusion as part of the Company’s Articles of Incorporation.

The Board believes it is appropriate to adopt provisions within the Company’s Articles in accordance with current Mississippi law, including Miss. Code Ann. § 79-4-2.02 and the updated bank director statute in § 81-5-105, to require the indemnification and exculpation of directors and officers in accordance with best governance practice. Including such provisions is common market practice among peers and will help the Company solicit strong candidates for directors and officers as such needs arise.

Required Vote

The affirmative vote of a majority of the votes cast on the matter, assuming a quorum is present at the Special Meeting (in person or by proxy) is required for approval of this amendment to the Articles of Incorporation.

The Board of Directors unanimously recommends that shareholders vote “FOR” this amendment to the Articles of Incorporation of the Company.

Proposal 3: The Adjournment Proposal

At the Special Meeting, we may ask shareholders to vote to adjourn the Special Meeting to solicit additional proxies in favor of the approval of Proposal 1 and/or Proposal 2 if we have not obtained sufficient votes to approve both of the proposals. Approval of Proposal 3 to adjourn the meeting requires the affirmative vote of a majority of the votes cast on the matter, assuming a quorum is present at the Special Meeting (in person or by proxy).

The Board of Directors unanimously recommends a vote “FOR” the Proposal to adjourn the meeting, if necessary.

III. Voting Securities and Principal Holders Thereof

On February 3, 2021, the Company had outstanding 4,878,577 shares of its Common Stock owned by [●] shareholders. The following is certain information about the shareholders beneficially owning more than five percent of the outstanding shares of the Company. (1)

	Amount of	Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	Beneficial Ownership	of Class

Jeffrey L. Gendell	472,701	(7)	9.69%
1 Sound Shore, Suite 304
Greenwich, CT 06830

Thomas E. Quave	392,065	(2)(3)(4)	8.04%
P.O. Box 529
Biloxi, MS 39533

Joseph Stilwell	484,645	(9)	9.93%
111 Broadway, 12th Floor
New York, NY 10006

Jason A. Stock and William C. Waller	260,022	(8)	5.33%
10 Exchange Place, Suite 510
Salt Lake City, UT 84111

A. Tanner Swetman	865,578	(2)(3)(5)	17.74%
P.O. Box 529
Biloxi, MS 39533

Chevis C. Swetman	426,102	(2)(3)(6)	8.73%
P.O. Box 529
Biloxi, MS 39533

(1) As a practical expediency in creating this preliminary proxy statement, the beneficial ownership presented is as of December 31, 2020, unless otherwise indicated below.

(2) Shares held by the Employee Stock Ownership Plan (“ESOP”) are allocated to the participants’ account. The participants retain voting rights and the trustee of the ESOP, The Asset Management and Trust Services Division of The Peoples Bank, Biloxi, Mississippi, has dispositive powers.

(3) Participants with shares allocated to their ESOP account have voting rights but no dispositive powers. Participants with shares allocated to their 401(k) account have voting rights and dispositive powers.

(4) Includes (i) shares allocated to Mr. Quave’s ESOP account; (ii) shares allocated to Mr. Quave’s 401(k) account; (iii) shares owned by Mr. Quave’s wife, of which Mr. Quave has neither voting rights nor dispositive powers; and (iv) shares owned by Mr. Quave’s minor children, of which Mr. Quave has voting rights and dispositive powers.

(5) Includes (i) shares allocated to Mr. Swetman’s ESOP account; (ii) shares allocated to Mr. Swetman’s 401(k) account; (iii) shares owned by Mr. Swetman and his wife jointly, of which Mr. Swetman shares voting rights and dispositive powers with his wife; (iv) shares owned by Mr. Swetman’s minor children, of which Mr. Swetman has voting rights and dispositive powers; (v) shares owned by Mr. Swetman’s IRA account, of which Mr. Swetman has voting rights and dispositive powers and (vi) shares owned by a private company, in which Mr. Swetman has a 94% ownership interest, of which Mr. Swetman has both voting rights and dispositive powers.

(6) Includes (i) shares allocated to Mr. Swetman’s ESOP account; (ii) shares allocated to Mr. Swetman’s 401(k) account; (iii) shares owned by Mr. Swetman and his wife jointly, of which Mr. Swetman shares voting rights and dispositive powers with his wife; (iv) shares owned by Mr. Swetman's IRA account, of which Mr. Swetman has voting rights and dispositive powers; and (v) shares owned by the IRA account of Mr. Swetman's wife, of which Mr. Swetman has neither voting rights nor dispositive powers.

(7) According to Amendment No. 4 to Schedule 13G filed with the SEC on February 13, 2020, by Jeffrey L. Gendell, as of December 31, 2019, Jeffrey L. Gendell, through limited liability companies for which he serves as managing member, has shared voting power and shared dispositive power with respect to 472,701 shares of the Company’s Common Stock. The forgoing information has been included solely in reliance upon the disclosures contained in the referenced amended Schedule 13G.

(8) According to Schedule 13G filed with the SEC on February 10, 2020, by Jason A. Stock and William C. Waller, as of December 31, 2019, Jason A. Stock and William C. Waller, through a limited liability company and a limited partnership for which they serve as managers or managing directors, have shared voting power and shared dispositive power with respect to 260,022 shares of the Company’s Common Stock. The forgoing information has been included solely in reliance upon the disclosures contained in the referenced Schedule 13G.

(9) According to Amendment No. 1 to Schedule 13D filed with the SEC on December 23, 2020, by Joseph Stilwell, as of December 18, 2020, Joseph Stilwell, through a limited liability company and limited partnerships for which he serves as manager, has shared voting power and shared dispositive power with respect to 484,645 shares of the Company’s Common Stock. The forgoing information has been included solely in reliance upon the disclosures contained in the referenced amended Schedule 13D.

IV. Ownership of Equity Securities by Directors and Executive Officers

The table below sets forth the beneficial ownership of the Company's Common Stock as of February 3, 2021, by persons who are currently serving as directors and all named executive officers. Also shown is the ownership by all directors and executive officers as a group. The persons listed have sole voting and dispositive power as to all shares except as indicated. Percent of outstanding shares of Common Stock owned is not shown where less than one percent.

Beneficial Ownership of Equity Securities by Directors and Executive Officers (1)

			Percent of
			Outstanding
	Amount of	Nature of	Shares of
Name	Beneficial Ownership	Beneficial Ownership	Common Stock

Ronald G. Barnes	215
Padrick D. Dennis	2,500
A. Wes Fulmer	13,638	(2)(3)
Jeffrey H. O'Keefe	32,245	(4)
George J. Sliman, III	2,000
Chevis C. Swetman	426,102	(2)(5)	8.73%
Lauri A. Wood	7,407	(2)(6)

All directors and executive officers of the Company	505,021		10.35%

(1) As a practical expediency in creating this preliminary proxy statement, the beneficial ownership presented is as of December 31, 2020.

(2) Participants with shares allocated to their ESOP account have voting rights but no dispositive powers. Participants with shares allocated to their 401(k) account have voting rights and dispositive powers.

(3) Includes shares allocated to Mr. Fulmer’s ESOP account and shares allocated to Mr. Fulmer’s 401(k) account.

(4) Includes shares held by Mr. O’Keefe’s minor child of which Mr. O’Keefe is the custodian and has sole voting rights and dispositive powers.

(5) See Note (6) at Section IV.

(6) Includes shares allocated to Miss Wood’s ESOP account.

V. Proposals of Shareholders

In order for a shareholder proposal to be included in a Proxy Statement and form of Proxy prepared by the Board of Directors for the Annual Meeting, it must meet the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received at the principal executive offices of the Company not less than 120 days in advance of the first anniversary of the date on which the previous year’s Proxy Statement and form of Proxy were mailed to shareholders. Thus, a shareholder proposal must be have been received on or before November 16, 2020 in order to be included in the Proxy Statement and form of Proxy for the Annual Meeting.

In accordance with the Company’s Bylaws, as amended, shareholders may make proposals for consideration at the Annual Meeting by giving timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the date of the Annual Meeting; provided, however, that if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before a meeting of shareholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Company which are beneficially owned by such shareholder on the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder’s notice, and (iv) any material interest of the shareholder in such proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Chevis C. Swetman
Chairman

Exhibit “A”

PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION

PEOPLES FINANCIAL CORPORATION

Now Therefore, Be it

Resolved: That the Articles of Incorporation of Peoples Financial Corporation shall be amended by adding a new Article ELEVENTH to read as follows:

ELEVENTH:     The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

Resolved Further: That the Articles of Incorporation of Peoples Financial Corporation shall be amended by adding a new Article TWELFTH to read as follows:

TWELFTH:

(a) A director shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 79-4-8.33 of Mississippi Code of 1972, as amended; or (iv) an intentional violation of criminal law.

(b) Subject to the provisions of this ARTICLE TWELFTH, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (including any action by or in the right of the Corporation) (“Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such a Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such person has failed to meet the standard of conduct set forth in Miss. Code Ann. § 81-5-105 (1972, as amended), or would be adjudged liable to the Corporation in connection with a Proceeding by or in the right of the Corporation. Any indemnification under this ARTICLE TWELFTH shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section (a) and (b) of this ARTICLE TWELFTH, such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii) or (b) if a quorum of the Board of Directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate), (iv) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court.

(c) The Corporation upon request shall pay or reimburse any person who was or is a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for his or her reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as (1) such person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined by a judgment or other final adjudication that his or her acts or omissions did violate the applicable standard of conduct set forth in Section (a) or (b) of this ARTICLE TWELFTH, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the Corporation without reference to final ability to make repayment or to collateral and (2) a determination is made by any of the persons described in (i) through (iv) of Section (b) of this ARTICLE TWELFTH that the facts then known to those making the determination would not preclude indemnification under this ARTICLE TWELFTH. Such request need not be accompanied by the affirmation otherwise required by the Act.

(d) The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons may be entitled as a matter of law.

(e) The Board of Directors or shareholders of the corporation may adopt a policy for the indemnification of directors, officers, employees and agents of the corporation, as they from time to time see necessary or prudent in the best interest of the corporation.

(f) The corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying individuals to the extent that such indemnification is allowed in the preceding paragraphs. Such insurance may, but need not be, for the benefit of all directors, officers, or employees.

(g) The invalidity or unenforceability of any provision of this ARTICLE TWELFTH shall not in any way affect the remaining provisions hereof, which shall continue in full force and effect. Neither the amendment nor repeal of this ARTICLE TWELFTH, nor the adoption or amendment of any other provision of the Corporation's Bylaws or the Articles of Incorporation inconsistent with this ARTICLE TWELFTH, shall apply to or affect in any respect the applicability of this ARTICLE TWELFTH with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

PROXY FOR 2021 SPECIAL MEETING OF SHAREHOLDERS

MARCH 10, 2021

The undersigned hereby appoint Chevis C. Swetman, the true and lawful attorney-in-fact for the undersigned, with full power of substitution, to vote as proxy for the undersigned at a Special Meeting of Shareholders of Peoples Financial Corporation (the “Company”) to be held at The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, at 6:30 P.M., local time, on March 10, 2021, and at any and all adjournments thereof, the number of shares which the undersigned would be entitled to vote if then personally present, for the following purposes:

Item 1.	To amend the Articles of Incorporation of the Company to eliminate cumulative voting in the election of directors.

For ☐          Against ☐               Abstain ☐

Item 2.	To amend the Articles of Incorporation of the Company to add exculpatory and indemnification provisions for directors and officers of the Company.

For ☐          Against ☐               Abstain ☐

Item 3.	To approve the adjournment of the meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the above proposals.

For ☐          Against ☐               Abstain ☐

Item 4.	To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED “FOR” ITEMS 1, 2 AND 3, UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. IF ANY OTHER MATTERS DO COME BEFORE THE SPECIAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Please date the Proxy and sign your name exactly as it appears on the stock records of the Company. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If signed as a corporation or other entity, please sign in entity’s name by authorized person.

You may also access the proxy materials and vote your proxy online by using your 12 digit control number found below at

https://www.shareholderaccountingsoftware.com/tspweb/peoples/pxsignon.asp .

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Signature
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Signature

Date ____________ # of shares _________________